Exhibit 3.36

AMENDED AND RESTATED BYLAWS

OF

HIC GAMING CALIFORNIA, INC.

(hereinafter, the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Sacramento, County of Sacramento, State of California.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of California, as shall be designated from time to time by the Board of Directors.

Section 2. Annual Meetings. The Annual Meeting of Shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special Meetings of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the Board of Directors, the President, the holders of shares entitled to cast not less than ten percent of the votes at the meeting, or any additional persons as may be provided in the Articles of Incorporation or these Bylaws. Business transacted at any Special Meeting shall be limited to the purposes stated in the notice.

Section 4. Notice of Meetings. Notice of an Annual Meeting or Special Meeting stating the place, date and hour of the meeting and in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation in writing either personally or by first class mail or by other lawful means not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.

Section 5. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, acting by vote of a majority of the shares represented in person or by proxy, to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communications, if any, by which shareholders may be deemed present in person at such adjourned meeting. If the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 6. Voting. Except as otherwise provided by Section 708 of the California Corporations Code (the “Code”) or pursuant to the provisions of the Articles of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock outstanding, regardless of class, held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable for the period specified therein if it states that it is irrevocable for such period and if, and only as long as, it complies with Section 705 of the Code. A shareholder may revoke any proxy prior to the vote pursuant thereto by attending the meeting and voting in person or by delivering to the Corporation a written revocation of the proxy or a new proxy executed by the person executing the prior proxy and bearing a later date. Voting at meetings of shareholders need not be by written ballot unless, at any election of directors, a shareholder demands election by ballot at the meeting and before the voting begins. At all meetings of shareholders for the election of directors, and except as otherwise provided in the Code, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, are elected. All other elections and questions shall, unless otherwise provided by the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 7. Action by Consent. Unless otherwise provided in the Articles, any action required to be taken at any Annual or Special meeting of shareholders, or any action which may be taken at any Annual or Special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, both of the following shall apply: (1) Notice of any shareholder approval pursuant to Section 310, 317, 1152, 1201 or 2007 of the Code without a meeting by less than unanimous written consent shall be given, as provided in Section 601(b) of the Code, at least 10 days before the consummation of the action authorized by that approval; and (2) Prompt notice shall be given, as provided in Section 601(b) of the Code, of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.

Section 8. List of Shareholders Entitled to Vote. The Secretary shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the Corporation, or, subject to Section 10 of this Article II, to vote in person or by proxy at any meeting of shareholders.

Section 9. Organization. At every meeting of shareholders, the Chairman of the Board, if there be one, shall be the chairman of the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall be the Chairman of the meeting in the order stated: the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, or, in the absence of any of the foregoing, a Chairman chosen by the shareholders at the meeting shall act as Chairman, and the Secretary, or in his or her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as Secretary.

Section 10. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; and (ii) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining shareholders entitled to express consent to corporate action without a meeting when no prior action of the Board of Directors has been taken, shall be the first day on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and (c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto or the 60th day prior to the date of such other action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting; provided, however, that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned for more than 45 days from the date set for the original meeting.

Section 11. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. Subject to compliance with applicable law, the Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors and subject to compliance with applicable law, the chairman of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The number of directors that shall constitute the Board of Directors at any time shall be not less than one nor more than twelve. The number of directors that currently constitute the Board of Directors shall be two; provided, however, that the minimum number of directors shall be three at all times when the Corporation has at least three shareholders. Hereafter, within the limits specified above and in Section 212 of the Code, the number of directors shall be determined by the Board of Directors. Each elected director shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 2. Vacancies. Vacancies, including vacancies created by removal of a director, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of all directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal. The shareholders may elect a director at any time to fill any vacancy not filled by the Board of Directors. Any such election by written consent other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote for the election of directors, requires the consent of a majority of the outstanding shares entitled to vote.

Section 3. Committees. The Board of Directors may designate one or more committees, which committees shall, to the extent provided in the resolution of the Board of Directors establishing such a committee, have all authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under Section 311 of the California Corporations Code.

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of California. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or any one director with one day’s notice to each director, either personally or by mail, telephone, facsimile transmission or other means of electronic transmission.

Section 6. Quorum; Board Action. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communications, if any, by which directors may be deemed present in person at such adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 7. Actions of Board. Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing accordance with applicable law and if the number of members of the Board of Directors or committee, as the case may be, serving at the time constitutes a quorum.

Section 8. Removal. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of not less than a majority in voting power of outstanding shares of capital stock entitled to vote at an election of directors. Notwithstanding the foregoing, no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

Section 9. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer (who shall be the chief financial officer of the Corporation until and unless a Chief Financial Officer is appointed) and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. Subject to the rights, if any, of an officer under any contract of employment, all officers shall be subject to the supervision and direction of the Board of Directors, the authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause, and any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE V

NOTICES

Section 1. Notices. Except as otherwise provided herein or permitted by applicable law, whenever notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by telegram, telecopier, telephone or other means of electronic transmission.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

INDEMNIFICATION

To the fullest extent permitted by California law, the Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE VII

ISSUANCE AND TRANSFERABILITY OF SHARES

Section 1. Shares of Stock. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the President or any Executive Vice President, and (b) the chief financial officer or an assistant treasurer or the Secretary or an Assistant Secretary, certifying the number of shares, and the class or series of shares, owned by such shareholder in the Corporation.

Section 2. Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and Code Section 500 et seq. and other applicable law, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, California”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 4. Amendments. Subject to compliance with Section 212 of the Code, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the majority vote of the Board of Directors or by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote.

Section 5. Entire Board of Directors. As used in these Bylaws generally, the term “entire Board of Directors” means the total number of the directors which the Corporation would have if there were no vacancies or newly created directorships.

Section 6. Restatement. These Bylaws shall become effective on the adoption by the Sole Shareholder of the Company and shall amend and restate in their entirety all previous versions of bylaws of the Company.

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